Exhibit 99.1

Press Contact:	Investor Relations Contact:
Robyn Jenkins-Blum	Melissa Selcher
Cisco	Cisco
+1 (408) 853 9848	+1 408 424-1335
rojenkin@cisco.com	mselcher@cisco.com

CISCO REPORTS FIRST QUARTER EARNINGS

•	Q1 Net Sales: $11.3 billion

•	Q1 Net Income: $1.8 billion GAAP; $2.3 billion non-GAAP

•	Q1 Earnings per Share: $0.33 GAAP; $0.43 non-GAAP

SAN JOSE, Calif. – November 9, 2011 – Cisco, the worldwide leader in networking that transforms how people connect, communicate and collaborate, today reported its first quarter results for the period ended October 29, 2011. Cisco reported first quarter net sales of $11.3 billion, net income on a generally accepted accounting principles (GAAP) basis of $1.8 billion or $0.33 per share, and non-GAAP net income of $2.3 billion or $0.43 per share.

“We delivered a solid quarter,” said John Chambers, Cisco Chairman and CEO. “We’ve completed the majority of our restructuring and have organized Cisco to successfully execute against our strategy of providing intelligent networks, architectures and integrated products that solve customers’ business problems. Even in times of limited capital spending, intelligent networks are being deployed to drive new business, revenue and consumption models, enable new customer and employee experiences, and drive efficiencies. Cisco’s leadership in networking, video, collaboration and cloud, offered together in an integrated architectural approach, uniquely positions Cisco as a strategic business partner.”

GAAP Results

	Q1 2012	Q1 2011	Vs. Q1 2011
Net Sales	$11.26 billion	$10.75 billion	4.7%
Net Income	$1.8 billion	$1.9 billion	(7.9)%
Earnings per Share	$0.33	$0.34	(2.9)%

Non-GAAP Results

	Q1 2012	Q1 2011	Vs. Q1 2011
Net Income	$2.3 billion	$2.4 billion	(3.7)%
Earnings per Share	$0.43	$0.42	2.4%

A reconciliation between net income on a GAAP basis and non-GAAP net income is provided in the table on page 7.

Cisco will discuss first quarter results and business outlook on a conference call and webcast at 1:30 p.m. Pacific Time today. Call information and related charts are available at http://investor.cisco.com.

Other Financial Highlights

•

Cash flows from operations were $2.3 billion for the first quarter of fiscal 2012, compared with $1.7 billion for the first quarter of fiscal 2011, and compared with $2.8 billion for the fourth quarter of fiscal 2011.

•	Cash and cash equivalents and investments were $44.4 billion at the end of the first quarter of fiscal 2012, compared with $44.6 billion at the end of fiscal 2011.

•

During the first quarter of fiscal 2012, Cisco repurchased 100 million shares of common stock under the stock repurchase program at an average price of $15.37 per share for an aggregate purchase price of $1.5 billion. As of October 29, 2011, Cisco had repurchased and retired 3.6 billion shares of Cisco common stock at an average price of $20.49 per share for an aggregate purchase price of approximately $73.3 billion since the inception of the stock repurchase program. The remaining authorized amount for stock repurchases under this program as of October 29, 2011 was approximately $8.7 billion with no termination date.

•

Days sales outstanding in accounts receivable (DSO) at the end of the first quarter of fiscal 2012 were 35 days, compared with 38 days at the end of both the fourth quarter of fiscal 2011 and first quarter of fiscal 2011.

•

Inventory turns on a GAAP basis were 11.2 in the first quarter of fiscal 2012, compared with 11.8 in the fourth quarter of fiscal 2011, and compared with 11.2 in the first quarter of fiscal 2011. Non-GAAP inventory turns were 10.9 in the first quarter of fiscal 2012, compared with 11.4 in the fourth quarter of fiscal 2011, and compared with 10.8 in the first quarter of fiscal 2011.

Select Global Business Highlights

•

Cisco announced the acquisition of privately held Versly, which integrates collaboration capabilities through a plugin to Microsoft Office applications, simplifying the way people work by enabling more effective collaboration around content in documents, spreadsheets, presentations and email.

•

Cisco completed the acquisition of the AXIOSS software assets that give Cisco the ability to extend network and service management technologies across its next-generation IP network platforms, allowing service providers to quickly and efficiently launch new video, data, mobility and cloud services to their customers.

•

Cisco announced its intent to acquire privately held BNI Video, which supplies service providers with two major video products that offer video back-office and content delivery network analytic capabilities.

•

Cisco announced its collaboration with Microsoft to deliver data center virtualization solutions designed to provide improved scalability and operational control of Microsoft Windows Server 8 virtual environments.

•

Cisco and Citrix Systems announced that they entered into a strategic alliance to develop and deliver solutions that help customers simplify and accelerate large-scale desktop virtualization deployments.

•

Cisco and HP announced another option to bridge their data center server and networking architectures, the Cisco® Fabric Extender for HP BladeSystem, also known as the Cisco Nexus® B22 Fabric Extender for HP.

Cisco Innovation

•

Cisco introduced additions to its data center networking portfolio that address the needs of expanding Internet traffic while remaining highly secure and deliver unmatched architectural flexibility and scale for physical, virtual or cloud computing environments.

•	Cisco introduced new video content solutions and capabilities that enable customers to capture, enhance and analyze video, making it easier to find and access video content on any device at any time.

•

Cisco introduced new and expanded offerings—from value-priced endpoints to an HD video software client to a hosted solution—that are designed specifically to make the Cisco TelePresence® experience widely available, including to small and medium-sized businesses.

•

Cisco announced three new platforms in the Cisco ASR 9000 Series Aggregation Services Routers engineered to facilitate the proliferation of new mobile Internet services and devices such as tablets, smartphones and connected appliances.

•	Cisco launched the industry’s first integrated wireless IPTV service with AT&T.

•	Cisco unveiled the next phase of its Virtualization Experience Infrastructure (VXI) with a series of offerings and innovations designed to deliver uncompromised desktop virtualization experiences.

•

Cisco introduced a set of Wide Area Application Services (WAAS) and wide-area network (WAN) optimization appliances to help organizations deliver business applications with a high-quality experience across corporate networks.

Select Customer Announcements

•

Charter Communications, a leading communications and entertainment services provider and the fourth-largest cable operator in the United States, is deploying the Cisco CRS-3 Carrier Routing System and Cisco ASR 9000 Series Aggregation Services Routers to deliver enhanced video, data, voice and mobile backhaul services to residential and commercial customers.

•	The STAPLES Center in Los Angeles transformed the fan experience with new high-definition digital video solutions developed by Cisco and Verizon.

•

Perú Credit Bank chose the Cisco Data Center architecture from Cisco’s Data Center and Virtualization solutions to optimize its internal and external processes in order to attain stability and a higher level of operations.

•	The Buenos Aires Provincial Judiciary chose Cisco TelePresence technology to optimize legal services by facilitating the delivery of statements by experts in criminal processes.

•	Shaw Communications and Cisco announced an agreement to deploy an extensive and advanced Wi-Fi network in Western Canada to provide broadband wireless access.

•	Kabel Deutschland selected the Cisco ASR 9000 Series Aggregation Services Routers to upgrade its broadband and video network.

•

Mobile TeleSystems, the leading telecommunications service provider in Russia and other Commonwealth of Independent States (CIS) countries, has deployed the Cisco CRS-3 Carrier Routing System to provide its rapidly growing audience of subscribers with high-quality Internet access despite the growing shortage of IPv4 addresses.

Editor’s Note:

•

Q1 FY 2012 conference call to discuss Cisco’s results along with its business outlook will be held at 1:30 p.m. Pacific Time, Wednesday, November 9, 2011. Conference call number is 888-848-6507 (United States) or 212-519-0847 (international).

•

Conference call replay will be available from 4:30 p.m. Pacific Time, November 9, 2011 to 4:30 p.m. Pacific Time, November 20, 2011 at 866-493-8039 (United States) or 203-369-1749 (international). The replay also will be available via webcast from Wednesday, November 9, 2011 through January 20, 2012 on the Cisco Investor Relations website at http://investor.cisco.com.

•

Additional information regarding Cisco’s financials, as well as a webcast of the conference call with visuals designed to guide participants through the call, will be available at 1:30 p.m. Pacific Time, November 9, 2011. Text of the conference call’s prepared remarks will be available within 24 hours of completion of the call. The webcast will include both the prepared remarks and the question-and-answer session. This information, along with GAAP reconciliation information, will be available on the Cisco Investor Relations website at http://investor.cisco.com.

About Cisco

Cisco (NASDAQ: CSCO) is the worldwide leader in networking that transforms how people connect, communicate and collaborate. Information about Cisco can be found at http://www.cisco.com. For ongoing news, please go to http://newsroom.cisco.com.

###

This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events (such as statements regarding our strategy of providing intelligent networks, architectures and integrated products, product integration, market leadership and positioning, and marketplace trends involving the intelligent network) and the future financial performance of Cisco that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: business and economic conditions and growth trends in the networking industry, our customer markets and various geographic regions; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; the growth and evolution of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market and other customer markets; the return on our investments in certain priorities, including our foundational priorities, and in certain geographical locations; the timing of orders and manufacturing and customer lead times; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; variations in sales channels, product costs or mix of products sold; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; increased competition in our product and service markets, including the data center; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks; product defects and returns; litigation involving patents, intellectual property, antitrust, shareholder and other matters, and governmental investigations; natural catastrophic events; a pandemic or epidemic; our ability to achieve the benefits anticipated from our investments in sales, engineering, service, marketing and manufacturing activities; our ability to recruit and retain key personnel; our ability to manage financial risk, and to manage expenses during economic downturns; risks related to the global nature of our operations, including our operations in emerging markets; currency fluctuations and other international factors; changes in provision for income taxes, including changes in tax laws and regulations or adverse outcomes resulting from examinations of our income tax returns; potential volatility in operating results; and other factors listed in Cisco’s most recent report on Form 10-K filed on September 14, 2011. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent report on Form 10-K as it may be amended from time to time. Cisco’s results of operations for the three months ended October 29, 2011 are not necessarily indicative of Cisco’s operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

This release includes non-GAAP net income, non-GAAP net income per share data and non-GAAP inventory turns.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Cisco believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cisco’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Cisco’s results of operations in conjunction with the corresponding GAAP measures.

Cisco believes that the presentation of non-GAAP net income and non-GAAP net income per share data when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations. In addition, Cisco believes that the presentation of non-GAAP inventory turns provides useful information to investors and management regarding financial and business trends relating to inventory management based on the operating activities of the period presented.

For its internal budgeting process, Cisco’s management uses financial statements that do not include, when applicable, share-based compensation expense, amortization of acquisition-related intangible assets, other acquisition-related costs, significant asset impairments and restructurings, the income tax effects of the foregoing, and significant tax matters. Cisco’s management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Cisco. In prior periods, Cisco has excluded other items that it no longer excludes for purposes of its non-GAAP financial measures. From time to time in the future, there may be other items, such as significant gains or losses from contingencies that Cisco may exclude for purposes of its internal budgeting process and in reviewing its financial results.

For additional information on the items excluded by Cisco from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.

Copyright © 2011 Cisco Systems, Inc. and/or its affiliates. All rights reserved. Cisco, the Cisco logo, Cisco Nexus, and Cisco TelePresence are trademarks or registered trademarks of Cisco and/or its affiliates in the U.S. and other countries. A listing of Cisco’s trademarks can be found at www.cisco.com/go/trademarks. Third party trademarks mentioned in this document are the property of their respective owners. The use of the word partner does not imply a partnership relationship between Cisco and any other company. This document is Cisco Public Information.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended
	October 29, 2011	October 30, 2010
NET SALES:
Product	$8,952	$8,700
Service	2,304	2,050

Total net sales	11,256	10,750

COST OF SALES:
Product	3,563	3,249
Service	803	746

Total cost of sales	4,366	3,995

GROSS MARGIN	6,890	6,755

OPERATING EXPENSES:
Research and development	1,375	1,431
Sales and marketing	2,452	2,402
General and administrative	552	458
Amortization of purchased intangible assets	99	113
Restructuring and other charges	202	—

Total operating expenses	4,680	4,404

OPERATING INCOME	2,210	2,351
Interest income	164	160
Interest expense	(148)	(166)
Other income, net	19	80

Interest and other income, net	35	74

INCOME BEFORE PROVISION FOR INCOME TAXES	2,245	2,425
Provision for income taxes	468	495

NET INCOME	$1,777	$1,930

Net income per share:
Basic	$0.33	$0.34

Diluted	$0.33	$0.34

Shares used in per-share calculation:
Basic	5,394	5,595

Diluted	5,407	5,675

Cash dividends declared per common share	$0.06	$—

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

(In millions, except per-share amounts)

	Three Months Ended
	October 29, 2011	October 30, 2010
GAAP net income	$1,777	$1,930
Adjustments to cost of sales:
Share-based compensation expense	50	58
Amortization of acquisition-related intangible assets	87	101
Significant asset impairments and restructurings	(5)	—

Total adjustments to GAAP cost of sales	132	159

Adjustments to operating expenses:
Share-based compensation expense	291	349
Amortization of acquisition-related intangible assets	99	113
Other acquisition-related costs	8	45
Significant asset impairments and restructurings	202	—

Total adjustments to GAAP operating expenses	600	507

Total adjustments to GAAP income before provision for income taxes	732	666

Income tax effect	(187)	(185)

Non-GAAP net income	$2,322	$2,411

Diluted net income per share:
GAAP	$0.33	$0.34

Non-GAAP	$0.43	$0.42

Additional reconciliations between GAAP and non-GAAP financial measures are provided in the tables that follow on page 11.

CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	October 29, 2011	July 30, 2011
ASSETS
Current assets:
Cash and cash equivalents	$4,747	$7,662
Investments	39,641	36,923
Accounts receivable, net of allowance for doubtful accounts of $180 at October 29, 2011 and $204 at July 30, 2011	4,300	4,698
Inventories	1,622	1,486
Financing receivables, net	3,300	3,111
Deferred tax assets	2,158	2,410
Other current assets	1,499	941

Total current assets	57,267	57,231
Property and equipment, net	3,753	3,916
Financing receivables, net	3,209	3,488
Goodwill	16,823	16,818
Purchased intangible assets, net	2,369	2,541
Other assets	3,543	3,101

TOTAL ASSETS	$86,964	$87,095

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$589	$588
Accounts payable	908	876
Income taxes payable	455	120
Accrued compensation	2,557	3,163
Deferred revenue	8,444	8,025
Other current liabilities	4,508	4,734

Total current liabilities	17,461	17,506
Long-term debt	16,264	16,234
Income taxes payable	1,501	1,191
Deferred revenue	3,952	4,182
Other long-term liabilities	572	723

Total liabilities	39,750	39,836
Total equity	47,214	47,259

TOTAL LIABILITIES AND EQUITY	$86,964	$87,095

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three Months Ended
	October 29, 2011	October 30, 2010
Cash flows from operating activities:
Net income	$1,777	$1,930
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and other	621	553
Share-based compensation expense	341	407
Provision for doubtful accounts	(22)	(22)
Deferred income taxes	109	338
Excess tax benefits from share-based compensation	(21)	(28)
Net gains on investments	(13)	(108)
Change in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	399	506
Inventories	(168)	(193)
Financing receivables, net	—	(78)
Other assets	(374)	(30)
Accounts payable	36	45
Income taxes, net	(38)	(408)
Accrued compensation	(548)	(678)
Deferred revenue	232	(367)
Other liabilities	2	(200)

Net cash provided by operating activities	2,333	1,667

Cash flows from investing activities:
Purchases of investments	(11,770)	(9,569)
Proceeds from sales of investments	7,721	6,232
Proceeds from maturities of investments	1,179	3,574
Acquisition of property and equipment	(265)	(326)
Acquisition of businesses, net of cash and cash equivalents acquired	(38)	(69)
Change in investments in privately held companies	(95)	(28)
Other	77	19

Net cash used in investing activities	(3,191)	(167)

Cash flows from financing activities:
Issuances of common stock	203	374
Repurchases of common stock	(1,881)	(2,701)
Short-term borrowings, maturities less than 90 days, net	—	(16)
Excess tax benefits from share-based compensation	21	28
Dividends paid	(322)	—
Other	(78)	30

Net cash used in financing activities	(2,057)	(2,285)

Net decrease in cash and cash equivalents	(2,915)	(785)
Cash and cash equivalents, beginning of period	7,662	4,581

Cash and cash equivalents, end of period	$4,747	$3,796

Certain reclassifications have been made to prior period amounts to conform to the current period’s presentation.

ADDITIONAL FINANCIAL INFORMATION

(In millions)

(Unaudited)

	October 29, 2011	July 30, 2011
CASH AND CASH EQUIVALENTS AND INVESTMENTS
Cash and cash equivalents	$4,747	$7,662
Fixed income securities	38,264	35,562
Publicly traded equity securities	1,377	1,361

Total	$44,388	$44,585

INVENTORIES
Raw materials	$193	$219
Work in process	43	52
Finished goods:
Distributor inventory and deferred cost of sales	684	631
Manufactured finished goods	437	331

Total finished goods	1,121	962
Service-related spares	195	182
Demonstration systems	70	71

Total	$1,622	$1,486

PROPERTY AND EQUIPMENT, NET
Land, buildings, and building & leasehold improvements	$4,616	$4,760
Computer equipment and related software	1,410	1,429
Production, engineering, and other equipment	5,075	5,093
Operating lease assets	293	293
Furniture and fixtures	486	491

	11,880	12,066
Less accumulated depreciation and amortization	(8,127)	(8,150)

Total	$3,753	$3,916

OTHER ASSETS
Deferred tax assets	$1,895	$1,864
Investments in privately held companies	898	796
Other	750	441

Total	$3,543	$3,101

DEFERRED REVENUE
Service	$8,321	$8,521
Product:
Unrecognized revenue on product shipments and other deferred revenue	3,209	3,003
Cash receipts related to unrecognized revenue from two-tier distributors	866	683

Total product deferred revenue	4,075	3,686

Total	$12,396	$12,207

Reported as:
Current	$8,444	$8,025
Noncurrent	3,952	4,182

Total	$12,396	$12,207

SUMMARY OF SHARE-BASED COMPENSATION EXPENSE

(In millions)

	Three Months Ended
	October 29, 2011	October 30, 2010
Cost of sales—product	$13	$15
Cost of sales—service	37	43

Share-based compensation expense in cost of sales	50	58

Research and development	101	121
Sales and marketing	142	164
General and administrative	48	64

Share-based compensation expense in operating expenses	291	349

Total share-based compensation expense	$341	$407

The income tax benefit for share-based compensation expense was $90 million and $109 million for the three months ended October 29, 2011 and October 30, 2010, respectively.

RECONCILIATION OF GAAP TO NON-GAAP

COST OF SALES USED IN INVENTORY TURNS

(In millions)

	Three Months Ended
	October 29, 2011	July 30, 2011	October 30, 2010
GAAP cost of sales	$4,366	$4,334	$3,995

Share-based compensation expense	(50)	(56)	(58)
Amortization of acquisition-related intangible assets	(87)	(96)	(101)
Significant asset impairments and restructurings	5	(4)	—

Non-GAAP cost of sales	$4,234	$4,178	$3,836